                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Check the appropriate box:


[ ]   Preliminary Information Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


[X]   Definitive Information Statement




                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                October 23, 2006

Dear Variable Annuity and Variable Life Contract Owners:

     Although you are not a shareholder of John Hancock Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable annuity or variable life contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the separate series or portfolios (each, a "Portfolio") of the Trust.


     Enclosed is the Trust's Information Statement regarding the following subadviser change for the Portfolio named below. This change became effective on September 30, 2006.


NAME OF PORTFOLIO       OLD SUBADVISER                NEW SUBADVISER
-----------------       --------------                --------------
Large Cap Value Trust   Fund Asset Management, L.P.   BlackRock Investment
                        (doing business as Mercury    Management, LLC
                        Advisors) ("FAM")             ("BlackRock")


     In connection with the combination of FAM and certain of its affiliates, each an indirect wholly owned subsidiary of Merrill Lynch & Co., with BlackRock, Inc. to form a new asset management company operating under the BlackRock name, the Board of Trustees of the Trust has approved appointing BlackRock, an indirect wholly-owned subsidiary of BlackRock, Inc., to succeed FAM as the subadviser to the Large Cap Value Trust. The former FAM portfolio manager has continued to manage the Portfolio for BlackRock, and the new subadvisory agreement with BlackRock has not resulted in any change in the level or quality of subadvisory services provided to the Portfolio or in the advisory or subadvisory fee rates for the Portfolio. However, effective December 1, 2006, the advisory and subadvisory fee rates for the Portfolio will decrease as a result of the new fee breakpoint schedule approved by the Board.


     PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO THIS SUBADVISER CHANGE. The enclosed Information Statement, however, provides information about the change.

     If you have any questions regarding the Information Statement or the subadvisory change, please call one of the following numbers:

     --For JHLICO (U.S.A.) variable annuity contracts: (800) 344-1029

     --For JHLICO (U.S.A.) variable life contracts:    (800) 827-4546

     --For JHLICO New York variable annuity contracts: (800) 551-2078

     --For JHLICO New York variable life contracts:    (888) 267-7784

     --For JHLICO and JHVLICO contracts:               (800) 576-2227

                                        Sincerely,


                                        /s/ THOMAS M. KINZLER
                                        ----------------------------------------
                                        Secretary

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                          FOR THE LARGE CAP VALUE TRUST

                                   ----------

                                  INTRODUCTION

     This Information Statement provides notice of and information regarding a new subadvisory agreement for the Large Cap Value Trust, one of the separate series or portfolios (each, a "Portfolio") of John Hancock Trust (the "Trust"). It is first being mailed to shareholders of this Portfolio on or about October 23, 2006.

     THE TRUST. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust, which are sold without a sales charge, are divided into 101 separate series corresponding to the 101 Portfolios which the Trust currently offers. Shares of the Portfolios are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies and to trustees of certain qualified pension and retirement plans.

     THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each Portfolio that has an adviser. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Portfolios pursuant to subadvisory agreements with the Adviser. The Adviser and each of the subadvisers named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

     THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as the Trust's distributor.

     The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

     Pursuant to an order received by the Trust from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Portfolio subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDErS FOR A PROXY TO APPROVE THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

     ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call the Trust at 1-800-344-1029 or write to the Trust at 601 Congress Street, Boston, MA 02110: Attn.: Gordon Shone, Treasurer.

                            NEW SUBADVISORY AGREEMENT
                          FOR THE LARGE CAP VALUE TRUST

     At its meeting held on June 29-30, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing BlackRock Investment Management, LLC ("BlackRock") to replace Fund Investment Management L.P. ("FAM") (doing business as Mercury Advisors) as the subadviser to the Large Cap Value Trust. At its meeting held September 28-29, 2006, the Board approved an amendment to the BlackRock subadvisory agreement to add additional breakpoints to the subadvisory fee.


     The new subadvisory agreement with BlackRock became effective, and the old agreement with FAM terminated, on September 30, 2006. The old subadvisory agreement with FAM, dated May 1, 2003, as amended October 17, 2005 and June 30, 2006, was most recently approved by the Board (including a majority of the Independent Trustees) on June 3, 2006 in connection with its annual renewal and by the sole shareholder of the Large Cap Value Trust on May 1, 2003 in connection with the initial organization of the Portfolio.


                                SUBADVISER CHANGE


     Effective September 30, 2006, pursuant to an agreement between Merrill Lynch & Co., ("ML & Co.") and BlackRock, Inc., certain indirect, wholly-owned subsidiaries of ML & Co., including FAM, were combined with BlackRock, Inc. to form a new asset management company operating under the BlackRock name (the "Transaction"). As a result of the Transaction, and pursuant to the terms of the old subadvisory agreement with FAM and provisions of the 1940 Act, the old subadvisory agreement with FAM automatically terminated. At the time the Board was advised of the proposed Transaction, the Adviser recommended to the Board that appointing BlackRock, an indirect wholly-owned subsidiary of BlackRock, Inc., as the new subadviser for the Large Cap Value Trust would be in the best interest of the Portfolio's shareholders (including variable contract owners) by promoting continuity of the Portfolio's investment strategies and management. Following the Transaction, the former FAM portfolio manager for the Portfolio has continued to serve in that capacity for BlackRock, and there has been no change in the Portfolio's investment objective and policies. THE NEW SUBADVISORY AGREEMENT WITH BLACKROCK HAS NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE PORTFOLIO OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE PORTFOLIO. However, the advisory and subadvisory fee rates will decrease as of December 1, 2006, as a result of the new fee breakpoint schedule approved by the Board.


     As a result of the Transaction, BlackRock Inc. is owned approximately 49% by ML & Co., approximately 34% by The PNC Financial Services Group, Inc. ("PNC") and approximately 17% by employees and public shareholders. PNC is a diversified financial services organization with headquarters at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222. ML & Co. is a financial services holding company with offices at World Financial Center, North Tower, 250 Vesey Street, New York, NY 10080. ML & Co. and PNC may be deemed "controlling persons" (as defined in the 1940 Act) of BlackRock because of their ownership of the voting securities of BlackRock, Inc. or their power to exercise a controlling influence over its management or policies.

     The offices of BlackRock are located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

                           NEW SUBADVISORY AGREEMENTS

     Under the new subadvisory agreement with BlackRock, as under the old subadvisory agreement with FAM, the subadviser manages the day-to-day investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

     The terms of the old subadvisory agreement with FAM and the new subadvisory agreement with BlackRock are substantially the same, including with respect to subadviser compensation. The agreements are described below under "Description of Old and New Subadvisory Agreements."

     Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Portfolio. THE SUBADVISORY FEE THUS IS NOT AN ADDITIONAL CHARGE TO THE PORTFOLIO.

     The subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Portfolio. The annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Portfolio and of a corresponding fund of John Hancock Funds II ("JHF II"), the Large Cap Value Fund, that is managed by the same subadviser (but only for the period during which the subadviser to the Portfolio also serves as the subadviser to the JHF II fund). JHF II is also a mutual fund which is registered under the 1940 Act and for which the Adviser is the investment adviser.

     The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the Portfolio under the old and new subadvisory agreements. As indicated, the rates are the same under both agreements.

                                SUBADVISORY FEES
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                  Between
    First       $500 million         Excess
$500 million   and $1 billion   Over $1 billion
------------   --------------   ---------------
   0.375%          0.350%            0.325%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Trust and the net assets of the JHF II Large Cap Value Fund. Their respective net assets at June 30, 2006 were $339,924,965 and $237,838,167.


     For the fiscal year ended December 31, 2005, the Adviser paid FAM a subadvisory fee of $926,979 with respect to the Large Cap Value Trust. If the subadvisory fee rates in the above table, which became effective on June 1, 2006, had been in effect for that fiscal year, the subadvisory fee paid to FAM would have been $854,478 (a decrease of 7.82%). If the new subadvisory agreement with BlackRock had been in effect for that fiscal year, the subadvisory fee paid to BlackRock would also have been $854,478 (a decrease of 7.82%).


     The following table sets forth the schedule of the annual percentage rates of the advisory fee for the Portfolio under the advisory agreement. The advisory fee for the Portfolio is determined on the basis of Aggregate Net Assets in the same manner as the subadvisory fee.

                                  ADVISORY FEES
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                  Between
    First       $500 million         Excess
$500 million   and $1 billion   Over $1 billion
------------   --------------   ---------------
   0.825%          0.800%            0.775%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Trust and the net assets of the JHF II Large Cap Value Fund. Their respective net assets at June 30, 2006 were $339,924,965 and $237,838,167.

     For the fiscal year ended December 31, 2005, the Portfolio paid the Adviser an advisory fee of $1,869,079 with respect to the Large Cap Value Trust. If the advisory fee rates in the above table, which became effective on June 1, 2006, had been in effect for that fiscal year, the advisory fee paid to the Adviser would have been $1,879,851 (an increase of 0.57%)(1).


CHANGE IN ADVISORY AND SUBADVISORY FEES

     Effective December 1, 2006, two additional breakpoints will be added to the advisory and subadvisory fees for the Portfolio for assets in excess of $1.5 billion.

     The following tables set forth the schedules of the annual percentage rates of advisory and subadvisory fees for the Portfolio assuming the new advisory and subadvisory fee schedule for the Portfolio effective December 1, 2006.

                     SUBADVISORY FEES AS OF DECEMBER 1, 2006
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between          Between            Between        Excess
   First        $500 million       $1 billion       $1.5 billion       Over
$500 million   and $1 billion   and $1.5 billion   and $2 billion   $2 billion
------------   --------------   ----------------   --------------   ----------
   0.375%          0.350%            0.325%            0.270%          0.250%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Trust and the net assets of the JHF II Large Cap Value Fund.

     If the subadvisory fee rates in the above table had been in effect for the fiscal year ended December 31, 2005, the subadvisory fee paid to FAM would have been $854,478, the same amount as paid under the old subadvisory agreement (assuming the subadvisory fees effective June 1, 2006).

                      ADVISORY FEES AS OF DECEMBER 1, 2006
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between          Between            Between        Excess
   First        $500 million       $1 billion       $1.5 billion       Over
$500 million   and $1 billion   and $1.5 billion   and $2 billion   $2 billion
------------   --------------   ----------------   --------------   ----------
   0.825%           0.800%            0.775%            0.720%        0.700%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Trust and the net assets of the JHF II Large Cap Value Fund.


     If the new advisory fee rates had been in effect for the fiscal year ended December 31, 2005, the advisory fee would have been $1,879,851, the same amount as paid under the old advisory agreement (assuming the advisory fees effective June 1, 2006).


             BOARD EVALUATION OF THE BLACKROCK SUBADVISORY AGREEMENT

     The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Portfolio subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust


----------
(1) On May 1, 2005, the Large Cap Value Trust advisory fee rates increased from 7.5 basis points to 8.25 basis points. Using the June 1, 2006 new advisory fee rates, which has a tiered structure starting at 8.25 basis points, the advisory fee for the full fiscal year ended December 31, 2005 naturally would increase.

and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadvisers to the Portfolios;

     2.   the investment performance of the Portfolios and their subadvisers;

     3. the extent to which economies of scale would be realized as a Portfolio grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

     4. the costs of the services to be provided and the profits to be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

     The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

     In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

     In making its determination with respect to the factors that its considers, the Board reviewed:

     1. information relating to each subadviser's business, which may include information such as: business performance, representative clients, assets under management, financial stability, personnel and past subadvisory services to the Trust;

     2. the historical and current performance of the Portfolio and comparative performance information relating to the Portfolio's benchmark and comparable funds;

     3.   the subadvisory fee for the Portfolio and comparative fee information;
          and

     4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and unaffiliated subadvisers.

     Particular considerations of the Board in approving the new subadvisory agreement with BlackRock for the Large Cap Value Trust at the June 29-30, 2006 Board meeting include the following:

     1. BlackRock is expected to manage the Portfolio with the same investment objective, policies and portfolio manager as under the old subadvisory agreement with FAM, thus affording shareholders continuity in investment strategies, and BlackRock may generally be expected to provide at least the same level and quality of management services as FAM;

     2. The Portfolio has outperformed its benchmark index since the Portfolio's inception on May 5, 2003, and the current and historical performance of comparatively managed mutual funds and other accounts managed by the proposed new subadviser, although not without variation, has generally been competitive with or exceeded the performance of their benchmarks; and

     3. The subadvisory fee with respect to the Portfolio under the new subadvisory agreement with BlackRock (i) is the product of arms-length negotiation between the Adviser and BlackRock, (ii) is within industry norms, (iii) is the same as under the old subadvisory agreement with FAM, (iv) is paid by the Adviser and not by the Portfolio and will not result in any advisory fee increase with respect to the Portfolio and
          (e) contains breakpoints which are reflected in the advisory fee for the Large Cap Value Trust permitting shareholders to benefit from economies of scale.

                     ADDITIONAL INFORMATION ABOUT BLACKROCK

     MANAGEMENT OF BLACKROCK. The names and principal occupations of the principal executive officers of BlackRock are set forth below. The business address of each such person is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. BlackRock, an indirect wholly-owned subsidiary of BlackRock, Inc. and a limited liability company, does not have any directors.


NAME                       POSITION AND PRINCIPAL OCCUPATION WITH BLACKROCK
----                       ------------------------------------------------
Laurence Fink              Chairman & Chief Executive  Officer
Ralph Schlosstein          President
Keith Anderson             Vice Chairman
Charles Hallac             Vice Chairman
Robert Kapito              Vice Chairman
Barbara Novick             Vice Chairman
Susan Wagner               Vice Chairman & Chief Operating  Officer
Steven Buller              Chief Financial Officer and Managing Director
Robert Connolly            General Counsel, Secretary and Managing Director
Robert Doll                Vice Chairman and Chief Investment Officer of Global Equities

     OTHER INVESTMENT COMPANIES ADVISED OR SUBADVISED BY BLACKROCK. BlackRock currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Large Cap Value Trust. The tables below also state the approximate size of each such fund as of June 30, 2006 (at which time it may have been advised or subadvised by an ML & Co. affiliate such as FAM) and the current advisory or subadvisory fee rate for each fund as a percentage of average daily net assets.

                                                       ADVISORY/SUBADVISORY
FUND                          ASSETS AS OF 6/30/06          FEE RATE
----                          --------------------   ------------------------
ML Large Cap Value Fund
   -Class I                     $2,962,822,193       Fee 0.50%
ML Large Cap Value VI Fund
   -Class I                     $  240,165,436       Fee 0.75%

JHF II Large Cap Value Fund     $    237,838,167     0.375% of first
                                                     $500 million
                                                     0.350% of next
                                                     $500 million
                                                     0.325% of excess
                                                     over $1 billion

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

     The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser." The provisions described below under "Compliance" are included in the new, but not the old, subadvisory agreements.

     DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

     TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

     Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other Portfolio affected by the agreement, or (b) all of the Portfolios of the Trust.

     If the outstanding voting securities of a Portfolio fail to approve any continuance of a subadvisory agreement for the Portfolio, the subadviser will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

     TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

     -    the Board of Trustees of the Trust;

     - the holders of a majority of the outstanding voting securities of the Portfolio;

     -    the Adviser; and

     -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

     AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities, of (a) any other Portfolio affected by the amendment, or (b) all of the Portfolios of the Trust.

     Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers, which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Portfolio), and to change the terms of subadvisory agreements, including subadvisory fees, with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

     LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

     CONSULTATION WITH SUBADVISERS TO THE PORTFOLIOS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio,
(b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

     COMPLIANCE. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser, including any material violation of the Compliance Policies or of the Subadviser's code of ethics.

     CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat Trust portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

     DC01\106196.10
     ID\BWD


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